SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549


                                    FORM  8-K

                                 CURRENT  REPORT



                     Pursuant  to  Section  13  or  15(d)  of
                     the  Securities  Exchange  Act  of  1934




Date  of  Report  (Date  of  earliest  event  reported)     APRIL  6,  1999
                                                            ---------------


                         NORTHERN  STATES  POWER  COMPANY
                         --------------------------------
         (Exact  name  of  registrant  as  specified  in  its  charter)


                                    MINNESOTA
                                    ---------
               (State  or  other  jurisdiction  of  incorporation)


          1-3034                                            41-0448030
          ------                                            ----------
(Commission  File  Number)                                     (IRS
                                                  Employer  Identification  No.)


414  NICOLLET  MALL,  MPLS.,  MN                                        55401
--------------------------------                                        -----
(Address  of  principal  executive  offices)                         (Zip  Code)



Registrant's  telephone  number,  including  area  code            612-330-5500
                                                                   ------------



     (Former  name  or  former  address,  if  changed  since  last  report)


ITEM  5.          OTHER  EVENTS
--------          -------------

As reported in Item 3 of Part I of Northern States Power Company's (NSP) Annual Report on Form 10-K for the year-end December 31, 1998, on June 8, 1998, NSP filed a complaint in the Court of Federal Claims against the DOE requesting damages for the DOE's partial breach of the Standard Contract. NSP requested damages in excess of $1 billion, which consists of the costs of storage of spent nuclear fuel at the Prairie Island nuclear generating plant, as well as anticipated costs related to the Private Fuel Storage, LLC and the 1994 state legislation limiting the number of casks that can be used to store spent nuclear fuel at Prairie Island. On April 6, 1999, the Court of Federal Claims dismissed NSP's complaint finding that the Company is obligated to pursue its demand for monetary relief at the agency level, i.e. through a claim for equitable adjustment under the Standard Contract. NSP is analyzing its options, including an appeal of the Court's decision.

     SIGNATURES
     ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Northern  States  Power  Company
     (a  Minnesota  Corporation)



     By      /s/
         -------
          John  P.  Moore,  Jr.
          Corporate  Secretary





Dated:  April  8,  1999
        ---------------